UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2011

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 King St. West, Suite 3650 Toronto, Ontario, Canada	M5X 1A9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416.214.5640

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sale of Equity Securities

Item 8.01	Other Events

On April 7, 2011 American Lithium Minerals Inc. ( “we”, “us”, “our”) entered into an investment agreement and amended and restated security agreement (together the “Investment Agreements”) with one non-US investor pursuant to which we received initial funding of $350,000 with an additional $150,000 having been agreed to follow upon the satisfaction of certain conditions including the following:

  our receipt of new equity financing or new convertible debt financing from a third party(ies) in the aggregate amount of at least US $100,000; and

  our completion and filing of a NI 43-101 compliant technical report with the TSX Venture Exchange by July 31, 2011.

Pursuant to the Investment Agreements we issued to the investor a secured convertible grid promissory note (the “2011 Note”), which is convertible into approximately 1,851,851 shares of our common stock, and 1,851,851 warrants with each warrant exercisable until April 6, 2012 to purchase one share of our common stock at a price of $0.27 per share. The 2011 Note bears interest at the rate of four per cent (4%) per annum, payable every six months from the date of closing. The interest rate will increase to twelve per cent (12%) per annum if we fail to make scheduled interest payments. The principal amount of the investment is payable on August 31, 2015.

Also pursuant to the Investment Agreements we amended the terms of a secured convertible grid promissory note (the “2010 Note”) and warrant certificate issued in respect of a $750,000 investment in our Company made by the same investor in 2010. The details of this investment were first disclosed in our Current Report on Form 8-K filed on September 2, 2010. The amendment to the 2010 Note decreases the per share conversion price applicable to the $750,000 investment from $0.54 to $0.27 per share, so that we will be required to issue approximately 2,777,778 rather than 1,388,888 common shares upon conversion of the 2010 Note. The amendment to the warrant certificate decreases the exercise price of the 1,388,889 share purchase warrants issued in consideration of the $750,000 investment from $0.54 per share to $0.27 per common share. The warrants expire on September 2, 2011. The principal amount of the 2010 Note continues to bear interest at 4% and remains payable on August 31, 2015. The interest rate on the 2010 Note will also increase to twelve per cent (12%) per annum if we fail to make the scheduled biannual interest payments.

As security for the performance of our obligations under the 2010 Note and the 2011 Note, we also granted the investor a first priority security interest and lien in substantially all of our personal property and certain of our mineral property interests. The details of the security rights of the investor are described in the security agreement attached to this current report as Exhibit 10.3.

The issuances of the promissory notes and warrants described above were conducted pursuant to Regulation S promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to one “non-US person” as defined in Regulation S and otherwise complied with all of the requirements of Regulation S, the Securities Act, and any other applicable U.S. or foreign securities laws.

Also on April 7, 2011, we cancelled an aggregate of 4,200,000 shares of our common stock previously issued pursuant to consulting agreements with our Chief Executive Officer and Chairman, Hugh Aird, Judith Baker, and Steven Cook. These consulting agreements were fully described in, and filed as exhibits to, our Current Report on Form 8-K filed on April 1, 2011.

Item 7.01	Regulation FD Disclosure

On April 7, 2011, we issued a news release announcing the above described $500,000 investment.

Item 9.01	Financial Statements and Exhibits.

10.1	Convertible Grid Promissory Note dated April 6, 2011
10.2	Investment Agreement dated April 6, 2011
10.3	Amended and Restated Security Agreement dated April 6, 2011
10.4	Amended and Restated 2010 Convertible Grid Promissory Note dated September 2, 2010
99.1	Press Release Dated April 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Hugh Aird
Hugh Aird
Chairman, CEO and CFO
Date: April 13, 2011